UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2007 (June 20, 2007)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03               Material Modification to the Company’s Charter.

At the Company’s annual meeting of stockholders held on June 20, 2007 (the “Annual Meeting”), the Company’s common stockholders approved amendments to the Company’s Sixth Articles of Amendment and Restatement (the “Charter”).  In connection with the current follow-on offering of the Company’s common stock, the Commonwealth of Pennsylvania required the Company to seek these amendments as a condition to clearing it to offer and sell securities in Pennsylvania.

Pursuant to the first amendment, the Company may no longer hold its directors or officers harmless from losses or liabilities suffered by the Company unless: (1) the director or officer had determined, in good faith, that the course of conduct that caused the loss or liability was in the Company’s best interests; (2) the director or officer was acting on the Company’s behalf or performing services on the Company’s part; (3) the liability or loss was not the result of negligence or misconduct by the director or officer, or in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct; and (4) the agreement to hold harmless is recoverable only out of the net assets of the Company and not from the Company’s stockholders.

The second amendment provides that, if in the opinion of the Company’s board of directors, the provisions of the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc., as adopted on September 29, 1993 (the “NASAA REIT Guidelines”), conflict with the provisions of the Maryland General Corporation Law (the “MGCL”), the NASAA REIT Guidelines will control, except where the MGCL provisions are mandatory.

The third amendment concerns the general powers granted to the board of directors and removes the sentence which states that the enumeration of specific powers granted to the board will not be restricted or will not limit the powers granted by the laws of Maryland.

The foregoing description of the amendments to the Charter is qualified in its entirety by reference to the Seventh Articles of Amendment and Restatement, as approved by the common stockholders of the Company on June 20, 2007 and filed with the Maryland Department of Assessments and Taxation on June 26, 2007, which have been filed as Exhibit 3.1 to this Form 8-K and are incorporated herein as follows.

Item 7.01               Regulation FD Disclosure.

At the Annual Meeting, the stockholders re-elected all of the members of the Company’s board of directors by over 98.7% of the stockholders voting.  The five members of the board of directors, Robert M. Behringer, Robert S. Aisner, Charles G. Dannis, Steven W. Partridge and G. Ronald Witten, were elected to serve for a term ending at the 2008 annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, removal, resignation or retirement.

On June 20, 2007 the Company’s board of directors declared distributions payable to the stockholders of record each day during for the month of July 2007.  The declared distributions will equal a daily amount of $.0019178 per share of common stock, which is equivalent to an annual distribution rate of seven percent (7.0%) assuming the share was purchased for $10.00.  A portion of each distribution is expected to constitute return of capital for tax purposes.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

Item 9.01               Financial Statements and Exhibits.

(d)                 Exhibits.

3.1           Seventh Articles of Amendment and Restatement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: June 26, 2007	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate
Development & Legal and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Seventh Articles of Amendment and Restatement.